Exhibit 99.1

Hertz Global Holdings Reports
Third Quarter 2018 Financial Results

ESTERO, Fla, November 8, 2018 - Hertz Global Holdings, Inc. (NYSE: HTZ) ("Hertz Global" or the "Company") today reported results for its third quarter 2018.

Third Quarter 2018 Compared to Third Quarter 2017:

•	Total revenues increased 7%; U.S. RAC total revenues up 10%

•	Net income attributable to Hertz Global improved 52% to $141 million

•	Adjusted Corporate EBITDA improved 9% to $351 million

•	U.S. RAC Total RPD up 3%

•	U.S. RAC Net Depreciation Per Unit Per Month decreased 15%

“Our operational turnaround continues to move forward as reflected by our fourth consecutive quarter of year-over-year revenue and adjusted earnings growth,” said Kathryn V. Marinello, President and Chief Executive Officer of Hertz Global.  “We are balancing our priorities of targeting a higher-quality revenue mix, while making investments in our operations, brands and technologies to optimally position the Company for long-term, sustainable growth.”

For the third quarter 2018, total revenues were $2.8 billion, a 7% increase versus the third quarter 2017. Income before income taxes for the third quarter 2018 was $181 million versus $143 million in the same period last year. Third quarter 2018 net income attributable to Hertz Global was $141 million, or $1.68 per diluted share, compared to $93 million, or $1.12 per diluted share, during the third quarter 2017. The Company reported Adjusted Net Income for the third quarter 2018 of $180 million, or $2.14 Adjusted Diluted EPS, compared to $118 million, or $1.42 Adjusted Diluted EPS, for the same period last year. Adjusted Corporate EBITDA for the third quarter 2018 was $351 million, compared to $321 million in the same period last year.

U.S. RENTAL CAR ("U.S. RAC") SUMMARY

U.S. RAC(1)	Three Months Ended September 30,		Percent Inc/(Dec)
($ in millions, except where noted)	2018	2017
Total revenues	$1,852	$1,685	10%
Depreciation of revenue earning vehicles and lease charges, net	$414	$455	(9)%
Direct vehicle operating ("DOE") and selling, general & administrative ("SG&A") expenses	$1,196	$1,064	12%
DOE and SG&A as a percentage of total revenues	65%	63%	140	bps
Income (loss) before income taxes	$203	$131	55%

Adjusted Pre-tax Income (Loss)	$222	$158	41%
Adjusted Pre-tax Margin	12%	9%	260	bps

Adjusted Corporate EBITDA	$208	$166	25%
Adjusted Corporate EBITDA Margin	11%	10%	140	bps

Average Vehicles (in whole units)	527,900	495,000	7%
Vehicle Utilization	81%	81%	30	bps
Transaction Days (in thousands)	39,478	36,879	7%
Total RPD (in whole dollars)	$46.23	$45.04	3%
Total RPU Per Month (in whole dollars)	$1,152	$1,119	3%
Net Depreciation Per Unit Per Month (in whole dollars)	$261	$306	(15)%

Total U.S. RAC revenues increased 10% versus the prior-year quarter as a result of volume and pricing both on and off airport. Volume increased 7% and Total RPD increased 3%. The Company achieved a 5% increase in Time and Mileage pricing and a 30 basis point improvement in Utilization. Excluding rentals to transportation network company drivers ("TNC"), revenues increased 8%; comprised of a 4% volume increase and a 3% increase in Total RPD.

Net Depreciation Per Unit Per Month decreased 15% to $261 resulting from favorable vehicle acquisition prices and stronger residual values in the third quarter of 2018.

Adjusted Corporate EBITDA improved by 25% and Adjusted Corporate EBITDA Margin expanded 140 basis points versus the prior-year quarter driven by strong revenue growth coupled with improved monthly depreciation per unit. Strong revenue results and lower vehicle holding costs were partially offset by elevated expenses associated with the Company’s operating turnaround initiatives and increased vehicle interest expense.

INTERNATIONAL RENTAL CAR ("INTERNATIONAL RAC") SUMMARY

International RAC(1)	Three Months Ended September 30,		Percent Inc/(Dec)
($ in millions, except where noted)	2018	2017
Total revenues	$732	$728	1%
Depreciation of revenue earning vehicles and lease charges, net	$128	$126	2%
Direct vehicle operating ("DOE") and selling, general & administrative ("SG&A") expenses	$449	$435	3%
DOE and SG&A as a percentage of total revenues	61%	60%	160	bps
Income (loss) before income taxes	$131	$152	(14)%

Adjusted Pre-tax Income (Loss)	$133	$147	(10)%
Adjusted Pre-tax Margin	18%	20%	(200)	bps

Adjusted Corporate EBITDA	$140	$158	(11)%
Adjusted Corporate EBITDA Margin	19%	22%	(260)	bps

Average Vehicles (in whole units)	214,900	212,600	1%
Vehicle Utilization	80%	82%	(120)	bps
Transaction Days (in thousands)	15,876	15,947	—%
Total RPD (in whole dollars)	$47.37	$46.03	3%
Total RPU Per Month (in whole dollars)	$1,166	$1,151	1%
Net Depreciation Per Unit Per Month (in whole dollars)	$205	$199	3%

The Company’s International RAC segment revenues increased 1%, and increased 3% when excluding the impact of foreign currency. Total RPD increased 3%, and excluding the impact of Brazil, Total RPD increased 1%. Volume was flat versus the prior-year quarter and increased 2% excluding Brazil. The results excluding Brazil were driven by solid growth in our Asia/Pacific region, along with moderate leisure growth in Europe.

Net Depreciation Per Unit Per Month increased 3%, or 1% excluding Brazil.

Adjusted Corporate EBITDA for International RAC decreased 11% compared with a year ago driven by increased direct vehicle operating expenses and vehicle depreciation.

ALL OTHER OPERATIONS

All Other Operations(1)	Three Months Ended September 30,		Percent Inc/(Dec)
($ in millions)	2018	2017
Total revenues	$174	$159	9%
Depreciation of revenue earning vehicles and lease charges, net	$130	$119	9%
Direct vehicle operating ("DOE") and selling, general & administrative ("SG&A") expenses	$18	$17	6%
DOE and SG&A as a percentage of total revenues	10%	11%	(40)	bps
Income (loss) before income taxes	$19	$17	12%

Adjusted Pre-tax Income (Loss)	$22	$20	10%
Adjusted Pre-tax Margin	13%	13%	10	bps

Adjusted Corporate EBITDA	$19	$18	6%
Adjusted Corporate EBITDA Margin	11%	11%	(40)	bps

Average Vehicles - Donlen	185,300	205,600	(10)%

All Other Operations is primarily comprised of the Company's Donlen leasing operations. Revenue was up 9% driven by a strong increase in units under lease, partially offset by a reduction in non-lease units in Donlen's maintenance management programs.

(1)
Adjusted Pre-tax Income (Loss), Adjusted Pre-tax Margin, Adjusted Corporate EBITDA, Adjusted Corporate EBITDA Margin, Adjusted Net Income (Loss) and Adjusted Diluted Earnings (Loss) Per Share are non-GAAP measures. Average Vehicles, Transaction Days, Total RPD, Total RPU Per Month and Net Depreciation Per Unit Per Month are key metrics. See the accompanying Supplemental Schedules and Definitions for the reconciliations and definitions for each of these non-GAAP measures and key metrics and the reason the Company's management believes that this information is useful to investors.

RESULTS OF THE HERTZ CORPORATION

The GAAP and non-GAAP profitability metrics for Hertz Global's operating subsidiary, The Hertz Corporation ("Hertz"), are materially the same as those for Hertz Global.

EARNINGS WEBCAST INFORMATION

Hertz Global’s third quarter 2018 live webcast discussion will be held on November 9, 2018, at 8:30 a.m. Eastern Time, and can be accessed through a link on the Investor Relations section of the Hertz website, IR.Hertz.com, or by dialing (800) 230-1059 and providing passcode 454980. Investors are encouraged to dial-in approximately 10 minutes prior to the call.  A web replay will remain available for approximately one year.  A telephone replay will be available one hour following the conclusion of the call for one year at (800) 475-6701 with pass code 454980.

The earnings release and related supplemental schedules containing the reconciliations of non-GAAP measures will be available on the Company's website, IR.Hertz.com.

SELECTED FINANCIAL AND OPERATING DATA, SUPPLEMENTAL SCHEDULES AND DEFINITIONS

Following are tables that present selected financial and operating data of Hertz Global. Also included are Supplemental Schedules which are provided to present segment results, reconciliations of non-GAAP measures to their most comparable GAAP measure and key metrics. Following the Supplemental Schedules, the Company provides definitions for terminology used throughout this earnings release and provides the usefulness of non-GAAP measures and key metrics to investors and additional purposes for which management uses such measures.

ABOUT HERTZ

The Hertz Corporation, a subsidiary of Hertz Global Holdings, Inc., operates the Hertz, Dollar and Thrifty vehicle rental brands in approximately 10,200 corporate and franchisee locations throughout North America, Europe, the Caribbean, Latin America, Africa, the Middle East, Asia, Australia and New Zealand. The Hertz Corporation is one of the largest worldwide vehicle rental companies, and the Hertz brand is one of the most recognized globally. Product and service initiatives such as Hertz Gold Plus Rewards, Ultimate Choice, Carfirmations, Mobile Wi-Fi and unique vehicles offered through the Adrenaline, Dream, Green and Prestige Collections set Hertz apart from the competition. Additionally, The Hertz Corporation owns the vehicle leasing and fleet management leader Donlen Corporation, operates the Firefly vehicle rental brand and Hertz 24/7 car sharing business in international markets and sells vehicles through Hertz Car Sales. For more information about The Hertz Corporation, visit: www.hertz.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this release, and in related comments by the Company’s management, include “forward-looking statements.” Forward-looking statements include information concerning the Company’s liquidity and its possible or assumed future results of operations, including descriptions of its business strategies. These statements often include words such as “believe,” “expect,” “project,” “potential,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may,” “would,” “should,” “could,” “forecasts” or similar expressions. These statements are based on certain assumptions that the Company has made in light of its experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate in these circumstances. The Company believes these judgments are reasonable, but you should understand that these statements are not guarantees of performance or results, and the Company’s actual results could differ materially from those expressed in the forward-looking statements due to a variety of important factors, both positive and negative, that may be revised or supplemented in subsequent reports on Forms 10-K, 10-Q and 8-K filed with or furnished to the Securities and Exchange Commission ("SEC"). Among other items, such factors could include: any claims, investigations or proceedings arising as a result of the restatement in 2015 of the Company's previously issued financial results; the Company's ability to remediate the material weaknesses in its internal controls over financial reporting; levels of travel demand, particularly with respect to airline passenger traffic in the United States and in global markets; the effect of the Company's separation of its vehicle and equipment rental businesses, any failure by Herc Holdings Inc. to comply with the agreements entered into in connection with the separation and the Company's ability to obtain the expected benefits of the separation; significant changes in the competitive environment and the effect of competition in the Company's markets on rental volume and pricing, including on the Company's pricing policies or use of incentives; occurrences that disrupt rental activity during the Company's peak periods; increased vehicle costs due to declines in the value of the Company's non-program vehicles; the Company's ability to purchase adequate supplies of competitively priced vehicles and risks relating to increases in the cost of the vehicles it purchases; the Company's ability to accurately estimate future levels of rental activity and adjust the number and mix of vehicles used in its rental operations accordingly; the Company's ability to maintain sufficient liquidity and the availability to it of additional or continued sources of financing for its revenue earning vehicles and to refinance its existing indebtedness; the Company's ability to adequately respond to changes in technology and customer demands; the Company's access to third-party distribution channels and related prices, commission structures and transaction volumes; an increase in the Company's vehicle costs or disruption to its rental activity, particularly during its peak periods, due to safety recalls by the manufacturers of its vehicles; a major disruption in the Company's communication or centralized information networks; financial instability of the manufacturers of the Company's vehicles; any impact on the Company from the actions of its franchisees, dealers and independent contractors; the Company's ability to sustain operations during adverse economic cycles and unfavorable external events (including war, terrorist acts, natural disasters and epidemic disease); shortages of fuel and increases or volatility in fuel costs; the Company's ability to successfully integrate acquisitions and complete dispositions; the Company's ability to maintain favorable brand recognition and a coordinated and comprehensive branding and portfolio strategy; costs and risks associated with litigation and investigations; risks related to the Company's indebtedness, including its substantial amount of debt, its ability to incur substantially more debt, the fact that substantially all of its consolidated assets secure certain of its outstanding indebtedness and increases in interest rates or in its borrowing margins; the Company's ability to meet the financial and other covenants contained in its Senior Facilities and the Letter of Credit Facility, its outstanding unsecured Senior Notes, its outstanding Senior Second Priority Secured Notes and certain asset-backed and asset-based arrangements; changes in accounting principles, or their application or interpretation, and the Company's ability to make accurate estimates and the assumptions underlying the estimates, which could have an effect on operating results; risks associated with operating in many different countries, including the risk of a violation or alleged violation of applicable anticorruption or antibribery laws and the Company's ability to repatriate cash from non-U.S. affiliates without adverse tax consequences; the Company's ability to prevent the misuse or theft of information it possesses, including as a result of cyber security breaches and other security threats; the Company's ability to successfully implement its information technology and finance transformation programs; changes in the existing, or the adoption of new laws, regulations, policies or other activities of governments, agencies and similar organizations, such as the Tax Cuts and Jobs Act, where such actions may affect the Company's operations, the cost thereof or applicable tax rates; changes to the Company's senior management team and the dependence of its business operations on its senior management team; the effect of tangible and intangible asset impairment charges; the Company's exposure to uninsured claims in excess of historical levels; fluctuations in interest rates and commodity prices; the Company's exposure to fluctuations in foreign currency exchange rates; and other risks and uncertainties described from time to time in periodic and current reports that the Company files with the SEC.

Additional information concerning these and other factors can be found in the Company's filings with the SEC, including its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

You should not place undue reliance on forward-looking statements. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACTS:

Investor Relations:	Media:
Leslie Hunziker	Hertz Media Relations
(239) 301-6800	(844) 845-2180 (toll free)
investorrelations@hertz.com	mediarelations@hertz.com

FINANCIAL INFORMATION AND OPERATING DATA

SELECTED UNAUDITED CONSOLIDATED INCOME STATEMENT DATA

	Three Months Ended September 30,		As a Percentage of Total Revenues		Nine Months Ended September 30,		As a Percentage of Total Revenues
(In millions, except per share data)	2018	2017	2018	2017	2018	2017	2018	2017
Total revenues	$2,758	$2,572	100%	100%	$7,209	$6,713	100%	100%
Expenses:
Direct vehicle and operating	1,459	1,348	53%	52%	4,043	3,735	56%	56%
Depreciation of revenue earning vehicles and lease charges, net	672	700	24%	27%	2,020	2,144	28%	32%
Selling, general and administrative	265	217	10%	8%	765	661	11%	10%
Interest expense, net:
Vehicle	115	90	4%	3%	336	242	5%	4%
Non-vehicle	73	86	3%	3%	218	223	3%	3%
Total interest expense, net	188	176	7%	7%	554	465	8%	7%
Intangible asset impairments	—	—	—%	—%	—	86	—%	1%
Other (income) expense, net	(7)	(12)	—%	—%	(36)	19	—%	—%
Total expenses	2,577	2,429	93%	94%	7,346	7,110	102%	106%
Income (loss) before income taxes	181	143	7%	6%	(137)	(397)	(2)%	(6)%
Income tax (provision) benefit	(41)	(50)	(1)%	(2)%	12	108	—%	2%
Net Income (loss)	$140	$93	5%	4%	(125)	(289)	(2)%	(4)%
Net (income) loss attributable to noncontrolling interests	1	—	—%	—%	1	—	—%	—%
Net income (loss) attributable to Hertz Global	141	93	5%	4%	(124)	(289)	(2)%	(4)%
Weighted average number of shares outstanding:
Basic	84	83			83	83
Diluted	84	83			83	83
Earnings (loss) per share - basic and diluted:
Basic earnings (loss) per share	$1.68	$1.12			$(1.49)	$(3.48)
Diluted earnings (loss) per share	$1.68	$1.12			$(1.49)	$(3.48)

Adjusted Pre-tax Income (Loss)(a)	$240	$188			$44	$(107)
Adjusted Net Income (Loss)(a)	$180	$118			$33	$(67)
Adjusted Diluted Earnings (Loss) Per Share(a)	$2.14	$1.42			$0.40	$(0.81)
Adjusted Corporate EBITDA(a)	$351	$321			$384	$246

(a)	Represents a non-GAAP measure, see the accompanying reconciliations included in Supplemental Schedule II.

SELECTED UNAUDITED CONSOLIDATED BALANCE SHEET DATA

(In millions)	September 30, 2018	December 31, 2017
Cash and cash equivalents	$761	$1,072
Total restricted cash	265	432
Revenue earning vehicles, net:
U.S. Rental Car	9,189	7,761
International Rental Car	2,929	2,153
All Other Operations	1,459	1,422
Total revenue earning vehicles, net	13,577	11,336
Total assets	22,460	20,058
Total debt	17,158	14,865
Net Vehicle Debt(a)	12,544	10,079
Net Non-vehicle Debt(a)	3,693	3,402
Total stockholders' equity	1,227	1,520

(a)	Represents a non-GAAP measure, see the accompanying reconciliations included in Supplemental Schedule V.

SELECTED UNAUDITED CONSOLIDATED CASH FLOW DATA

	Nine Months Ended September 30,
(In millions)	2018	2017
Cash flows provided by (used in):
Operating activities	$2,017	$1,977
Investing activities	(4,799)	(3,405)
Financing activities	2,308	2,085
Effect of exchange rate changes	(4)	26
Net change in cash, cash equivalents, restricted cash and restricted cash equivalents(a)	$(478)	$683

Fleet Growth(b)	$(252)	$(200)
Adjusted Free Cash Flow(b)	$(259)	$(418)

(a)
Under recent accounting guidance issued by the Financial Accounting Standards Board, effective January 1, 2018 and applied retrospectively, the changes in total cash, cash equivalents, restricted cash and restricted cash equivalents are required to be presented in the statement of cash flows. Previously only changes in total cash and cash equivalents were presented in the statement of cash flows. As a result, for the nine months ended September 30, 2017, the net change in cash, cash equivalents, restricted cash and restricted cash equivalents increased by $751 million compared to the amount previously reported.

(b)	Represents a non-GAAP measure, see the accompanying reconciliations included in Supplemental Schedules III and IV.

SELECTED UNAUDITED OPERATING DATA BY SEGMENT

	Three Months Ended September 30,		Percent Inc/(Dec)		Nine Months Ended September 30,		Percent Inc/(Dec)
	2018	2017			2018	2017
U.S. RAC
Transaction Days (in thousands)	39,478	36,879	7%		112,427	105,424	7%
Total RPD(a)	$46.23	$45.04	3%		$42.93	$42.56	1%
Total RPU Per Month(a)	$1,152	$1,119	3%		$1,052	$1,019	3%
Average Vehicles (in whole units)	527,900	495,000	7%		509,800	489,300	4%
Vehicle Utilization(a)	81%	81%	30	bps	81%	79%	190	bps
Net Depreciation Per Unit Per Month(a)	$261	$306	(15)%		$282	$336	(16)%
Percentage of program vehicles at period end	12%	9%	290	bps	12%	9%	290	bps
Adjusted Pre-tax Income (Loss) (in millions)(b)	$222	$158	41%		$200	$5	NM

International RAC
Transaction Days (in thousands)	15,876	15,947	—%		39,075	39,366	(1)%
Total RPD(a)	$47.37	$46.03	3%		$46.01	$44.56	3%
Total RPU Per Month(a)	$1,166	$1,151	1%		$1,088	$1,064	2%
Average Vehicles (in whole units)	214,900	212,600	1%		183,600	183,100	—%
Vehicle Utilization(a)	80%	82%	(120)	bps	78%	79%	(80)	bps
Net Depreciation Per Unit Per Month(a)	$205	$199	3%		$208	$197	6%
Percentage of program vehicles at period end	45%	45%	20	bps	45%	45%	20	bps
Adjusted Pre-tax Income (Loss) (in millions)(b)	$133	$147	(10)%		$201	$200	1%

All Other Operations
Average Vehicles — Donlen	185,300	205,600	(10)%		188,200	206,500	(9)%
Adjusted Pre-tax Income (Loss) (in millions)(b)	$22	$20	10%		$68	$59	15%
NM - Not meaningful

(a)	See the accompanying calculations of this key metric in Supplemental Schedule VI.

(b)	Represents a non-GAAP measure, see the accompanying reconciliations included in Supplemental Schedule II.

Supplemental Schedule I
HERTZ GLOBAL HOLDINGS, INC.
CONDENSED STATEMENT OF OPERATIONS BY SEGMENT
Unaudited

	Three Months Ended September 30, 2018					Three Months Ended September 30, 2017
(In millions)	U.S. Rental Car	Int'l Rental Car	All Other Operations	Corporate	Hertz Global	U.S. Rental Car	Int'l Rental Car	All Other Operations	Corporate	Hertz Global
Total revenues:	$1,852	$732	$174	$—	$2,758	$1,685	$728	$159	$—	$2,572
Expenses:
Direct vehicle and operating	1,068	384	8	(1)	1,459	970	372	9	(3)	1,348
Depreciation of revenue earning vehicles and lease charges, net	414	128	130	—	672	455	126	119	—	700
Selling, general and administrative	128	65	10	62	265	94	63	8	52	217
Interest expense, net:
Vehicle	79	25	11	—	115	61	20	9	—	90
Non-vehicle	(40)	—	(4)	117	73	(26)	4	(3)	111	86
Total interest expense, net	39	25	7	117	188	35	24	6	111	176
Other (income) expense, net	—	(1)	—	(6)	(7)	—	(9)	—	(3)	(12)
Total expenses	1,649	601	155	172	2,577	1,554	576	142	157	2,429
Income (loss) before income taxes	$203	$131	$19	$(172)	181	$131	$152	$17	$(157)	143
Income tax (provision) benefit					(41)					(50)
Net income (loss)					140					93
Net (income) loss attributable to noncontrolling interests					1					—
Net income (loss) attributable to Hertz Global					$141					$93

Supplemental Schedule I (continued)
HERTZ GLOBAL HOLDINGS, INC.
CONDENSED STATEMENT OF OPERATIONS BY SEGMENT
Unaudited

	Nine Months Ended September 30, 2018					Nine Months Ended September 30, 2017
(In millions)	U.S. Rental Car	Int'l Rental Car	All Other Operations	Corporate	Hertz Global	U.S. Rental Car	Int'l Rental Car	All Other Operations	Corporate	Hertz Global
Total revenues:	$4,905	$1,789	$515	$—	$7,209	$4,557	$1,683	$473	$—	$6,713
Expenses:
Direct vehicle and operating	3,016	1,006	25	(4)	4,043	2,750	962	28	(5)	3,735
Depreciation of revenue earning vehicles and lease charges, net	1,295	342	383	—	2,020	1,478	311	355	—	2,144
Selling, general and administrative	345	186	28	206	765	290	170	25	176	661
Interest expense, net:
Vehicle	216	88	32	—	336	166	55	21	—	242
Non-vehicle	(105)	—	(12)	335	218	(66)	4	(7)	292	223
Total interest expense, net	111	88	20	335	554	100	59	14	292	465
Intangible asset impairments	—	—	—	—	—	86	—	—	—	86
Other (income) expense, net	(7)	(2)	—	(27)	(36)	—	(8)	—	27	19
Total expenses	4,760	1,620	456	510	7,346	4,704	1,494	422	490	7,110
Income (loss) before income taxes	$145	$169	$59	$(510)	(137)	$(147)	$189	$51	$(490)	(397)
Income tax (provision) benefit					12					108
Net income (loss)					(125)					(289)
Net (income) loss attributable to noncontrolling interests					1					—
Net income (loss) attributable to Hertz Global					$(124)					$(289)

Supplemental Schedule II
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATION OF NET INCOME (LOSS) AND INCOME (LOSS) BEFORE INCOME TAXES
TO GROSS EBITDA, CORPORATE EBITDA, ADJUSTED CORPORATE EBITDA, ADJUSTED PRE-TAX INCOME (LOSS),
ADJUSTED NET INCOME (LOSS) AND ADJUSTED DILUTED EARNINGS (LOSS) PER SHARE
Unaudited

	Three Months Ended September 30, 2018					Three Months Ended September 30, 2017
(In millions, except per share data)	U.S. Rental Car	Int'l Rental Car	All Other Operations	Corporate	Hertz Global	U.S. Rental Car	Int'l Rental Car	All Other Operations	Corporate	Hertz Global
Net income (loss)					$140					$93
Income tax provision (benefit)					41					50
Income (loss) before income taxes	$203	$131	$19	$(172)	181	$131	$152	$17	$(157)	143
Depreciation and amortization	452	136	132	4	724	501	134	122	5	762
Interest, net of interest income	39	25	7	117	188	35	24	6	111	176
Gross EBITDA	$694	$292	$158	$(51)	$1,093	$667	$310	$145	$(41)	$1,081
Revenue earning vehicle depreciation and lease charges, net	(414)	(128)	(130)	—	(672)	(455)	(126)	(119)	—	(700)
Vehicle debt interest	(79)	(25)	(11)	—	(115)	(61)	(20)	(9)	—	(90)
Vehicle debt-related charges(a)	5	1	1	—	7	5	2	1	—	8
Corporate EBITDA	$206	$140	$18	$(51)	$313	$156	$166	$18	$(41)	$299
Non-cash stock-based employee compensation charges(c)	—	—	—	3	3	—	—	—	4	4
Restructuring and restructuring related charges(d)(e)	—	—	—	12	12	1	—	—	1	2
Information technology and finance transformation costs(g)	—	—	—	24	24	—	—	—	15	15
Other items(h)	2	—	1	(4)	(1)	9	(8)	—	—	1
Adjusted Corporate EBITDA	$208	$140	$19	$(16)	$351	$166	$158	$18	$(21)	$321
Non-vehicle depreciation and amortization	(38)	(8)	(2)	(4)	(52)	(46)	(8)	(3)	(5)	(62)
Non-vehicle debt interest, net of interest income	40	—	4	(117)	(73)	26	(4)	3	(111)	(86)
Non-vehicle debt-related charges(a)	—	—	—	4	4	—	—	—	4	4
Non-cash stock-based employee compensation charges(c)	—	—	—	(3)	(3)	—	—	—	(4)	(4)
Acquisition accounting(i)	12	1	1	1	15	12	1	2	—	15
Other(j)	—	—	—	(2)	(2)	—	—	—	—	—
Adjusted Pre-tax Income (Loss)(k)	$222	$133	$22	$(137)	$240	$158	$147	$20	$(137)	$188
Income tax (provision) benefit on adjusted pre-tax income (loss)(l)					(60)					(70)
Adjusted Net Income (Loss)					$180					$118
Weighted average number of diluted shares outstanding					84					83
Adjusted Diluted Earnings (Loss) Per Share					$2.14					$1.42

Supplemental Schedule II (continued)
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATION OF NET INCOME (LOSS) AND INCOME (LOSS) BEFORE INCOME TAXES
TO GROSS EBITDA, CORPORATE EBITDA, ADJUSTED CORPORATE EBITDA, ADJUSTED PRE-TAX INCOME (LOSS),
ADJUSTED NET INCOME (LOSS) AND ADJUSTED DILUTED EARNINGS (LOSS) PER SHARE
Unaudited

	Nine Months Ended September 30, 2018					Nine Months Ended September 30, 2017
(In millions, except per share data)	U.S. Rental Car	Int'l Rental Car	All Other Operations	Corporate	Hertz Global	U.S. Rental Car	Int'l Rental Car	All Other Operations	Corporate	Hertz Global
Net income (loss)					$(125)					$(289)
Income tax provision (benefit)					(12)					(108)
Income (loss) before income taxes	$145	$169	$59	$(510)	$(137)	$(147)	$189	$51	$(490)	$(397)
Depreciation and amortization	1,416	367	390	13	2,186	1,616	336	364	10	2,326
Interest, net of interest income	111	88	20	335	554	100	59	14	292	465
Gross EBITDA	$1,672	$624	$469	$(162)	$2,603	$1,569	$584	$429	$(188)	$2,394
Revenue earning vehicle depreciation and lease charges, net	(1,295)	(342)	(383)	—	(2,020)	(1,478)	(311)	(355)	—	(2,144)
Vehicle debt interest	(216)	(88)	(32)	—	(336)	(166)	(55)	(21)	—	(242)
Vehicle debt-related charges(a)	17	5	3	—	25	13	6	3	—	22
Loss on extinguishment of vehicle related debt(b)	2	20	—	—	22	—	—	—	—	—
Corporate EBITDA	$180	$219	$57	$(162)	$294	$(62)	$224	$56	$(188)	$30
Non-cash stock-based employee compensation charges(c)	—	—	—	10	10	—	—	—	16	16
Restructuring and restructuring related charges(d)(e)	2	3	—	21	26	1	2	—	9	12
Impairment charges and asset write-downs(f)	—	—	—	—	—	86	—	—	30	116
Finance and information technology transformation costs(g)	—	—	—	75	75	—	—	—	55	55
Other items(h)	(3)	—	2	(20)	(21)	15	(2)	—	4	17
Adjusted Corporate EBITDA	$179	$222	$59	$(76)	$384	$40	$224	$56	$(74)	$246
Non-vehicle depreciation and amortization	(121)	(25)	(7)	(13)	(166)	(138)	(25)	(9)	(10)	(182)
Non-vehicle debt interest, net of interest income	105	—	12	(335)	(218)	66	(4)	7	(292)	(223)
Non-vehicle debt-related charges(a)	—	—	—	11	11	—	—	—	11	11
Loss on extinguishment of non-vehicle related debt(b)	—	—	—	—	—	—	—	—	8	8
Non-cash stock-based employee compensation charges(c)	—	—	—	(10)	(10)	—	—	—	(16)	(16)
Acquisition accounting(i)	37	4	4	1	46	37	5	5	—	47
Other(j)	—	—	—	(3)	(3)	—	—	—	2	2
Adjusted Pre-tax Income (Loss)(e)(k)	$200	$201	$68	$(425)	$44	$5	$200	$59	$(371)	$(107)
Income tax (provision) benefit on adjusted pre-tax income (loss)(l)					(11)					40
Adjusted Net Income (Loss)					$33					$(67)
Weighted average number of diluted shares outstanding					83					83
Adjusted Diluted Earnings (Loss) Per Share					$0.40					$(0.81)

(a)	Primarily represents debt-related charges relating to the amortization of deferred financing costs and debt discounts and premiums.

Supplemental Schedule II (continued)

(b)
In 2018, primarily represents $20 million of early redemption premium and write-off of deferred financing costs associated with the full redemption of the 4.375% European Vehicle Senior Notes due January 2019 in April 2018. In 2017, represents $6 million of early redemption premium and write-off of deferred financing costs associated with the redemption of certain notes and a $2 million write-off of deferred financing costs associated with the termination of commitments under the Senior RCF incurred during the second quarter.

(c)	Stock-based compensation expense is an adjustment for purposes of calculating Adjusted Corporate EBITDA but not for calculating Adjusted Pre-tax Income (Loss).

(d)
Represents charges incurred under restructuring actions as defined in U.S. GAAP, excluding impairments and asset write-downs, which are shown separately in the table. Also includes restructuring related charges such as incremental costs incurred directly supporting business transformation initiatives. Such costs include transition costs incurred in connection with business process outsourcing arrangements and incremental costs incurred to facilitate business process re-engineering initiatives that involve significant organization redesign and extensive operational process changes. Also includes consulting costs, legal fees, the loss contingency, which totals $13.6 million for the nine months of 2018, and other expenses related to the previously disclosed accounting review and investigation.

(e)	For the nine months ended September 30, 2017, excludes $2 million of stock-based compensation expenditures included in restructuring and restructuring related charges.

(f)	In 2017, represents a second quarter $86 million impairment of the Dollar Thrifty tradename and a first quarter impairment of $30 million related to an equity method investment.

(g)
Represents costs associated with the Company’s information technology and finance transformation programs, both of which are multi-year initiatives to upgrade and modernize the Company’s systems and processes.

(h)
Represents miscellaneous or non-recurring items. In 2018, includes net loss attributable to noncontrolling interests, a $4 million and $21 million pre-tax gain on marketable securities during the third quarter and nine months, respectively, and a $6 million legal settlement received in the second quarter related to an oil spill in the Gulf of Mexico in 2010. In 2017, includes net expenses of $13 million resulting from hurricanes, partially offset by a $6 million pre-tax gain on the sale of the Company's Brazil Operations in the third quarter. Also, includes second quarter charges of $6 million for labor-related matters and $5 million relating to PLPD as a result of a terrorist event.

(i)	Represents incremental expense associated with amortization of other intangible assets and depreciation of property and equipment relating to acquisition accounting.

(j)	Comprised of items that are adjustments for purposes of calculating Adjusted Corporate EBITDA but not for calculating adjusted pre-tax income (loss) and rounding items.

(k)	Adjustments by caption to arrive at Adjusted Pre-tax Income (Loss) are as follows:

Increase (decrease) to expenses	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2018	2017	2018	2017
Direct vehicle and operating	$(15)	$(28)	$(48)	$(65)
Selling, general and administrative	(36)	(14)	(99)	(76)
Interest expense, net:
Vehicle	(7)	(8)	(47)	(22)
Non-vehicle	(4)	(4)	(11)	(19)
Total interest expense, net	(11)	(12)	(58)	(41)
Intangible asset impairments	—	—	—	(86)
Other income (expense), net	4	9	25	(22)
Noncontrolling interests	(1)	—	(1)	—
Total adjustments	$(59)	$(45)	$(181)	$(290)

(l)	Derived utilizing a combined statutory rate of 25% and 37% for the periods ending September 30, 2018 and 2017, respectively, applied to the respective Adjusted Pre-tax Income (Loss).

Supplemental Schedule III
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURE - FLEET GROWTH
Unaudited

	Nine Months Ended September 30, 2018				Nine Months Ended September 30, 2017
(In millions)	U.S. Rental Car	Int'l Rental Car	All Other Operations	Hertz Global	U.S. Rental Car	Int'l Rental Car	All Other Operations	Hertz Global
Revenue earning vehicles expenditures	$(6,644)	$(2,876)	$(556)	$(10,076)	$(5,416)	$(2,771)	$(496)	$(8,683)
Proceeds from disposal of revenue earning vehicles	3,568	1,675	135	5,378	3,668	1,477	140	5,285
Net revenue earning vehicles capital expenditures	(3,076)	(1,201)	(421)	(4,698)	(1,748)	(1,294)	(356)	(3,398)
Depreciation of revenue earning vehicles, net	1,295	275	382	1,952	1,478	256	355	2,089
Financing activity related to vehicles:
Borrowings	8,503	2,554	814	11,871	4,807	1,276	824	6,907
Payments	(6,993)	(1,794)	(738)	(9,525)	(4,256)	(815)	(816)	(5,887)
Restricted cash changes	138	24	(14)	148	19	74	(4)	89
Net financing activity related to vehicles	1,648	784	62	2,494	570	535	4	1,109
Fleet Growth	$(133)	$(142)	$23	$(252)	$300	$(503)	$3	$(200)

Supplemental Schedule IV
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURE - ADJUSTED FREE CASH FLOW
Unaudited

	Nine Months Ended September 30,
(In millions)	2018	2017
Net cash provided by operating activities	$2,017	$1,977
Net change in restricted cash and cash equivalents, vehicle(a)	148	89
Revenue earning vehicles expenditures	(10,076)	(8,683)
Proceeds from disposal of revenue earning vehicles	5,378	5,285
Capital asset expenditures, non-vehicle	(119)	(124)
Proceeds from disposal of property and other equipment	47	18
Proceeds from issuance of vehicle debt	11,871	6,907
Repayments of vehicle debt	(9,525)	(5,887)
Adjusted Free Cash Flow	$(259)	$(418)

(a)	Amounts presented for the nine months ended September 30, 2018 and 2017 exclude a $2 million and $3 million non-cash impact of foreign currency exchange rates, respectively.

Supplemental Schedule V
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURE - NET DEBT
Unaudited

	As of September 30, 2018			As of December 31, 2017
(In millions)	Vehicle	Non-Vehicle	Total	Vehicle	Non-Vehicle	Total
Debt as reported in the balance sheet	$12,737	$4,421	$17,158	$10,431	$4,434	$14,865
Add:
Debt issue costs deducted from debt obligations	43	33	76	34	40	74
Less:
Cash and cash equivalents	—	761	761	—	1,072	1,072
Restricted cash	236	—	236	386	—	386
Net Debt	$12,544	$3,693	$16,237	$10,079	$3,402	$13,481

Supplemental Schedule VI
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATIONS OF KEY METRICS
REVENUE, UTILIZATION AND DEPRECIATION
Unaudited

U.S. Rental Car

	Three Months Ended September 30,		Percent Inc/(Dec)		Nine Months Ended September 30,		Percent Inc/(Dec)
($ in millions, except where noted)	2018	2017			2018	2017
Total RPD
Revenues	$1,852	$1,685			$4,905	$4,557
Ancillary retail vehicle sales revenue	(27)	(24)			(78)	(70)
Total Rental Revenue	$1,825	$1,661			$4,827	$4,487
Transaction Days (in thousands)	39,478	36,879			112,427	105,424
Total RPD (in whole dollars)	$46.23	$45.04	3%		$42.93	$42.56	1%

Total Revenue Per Unit Per Month
Total Rental Revenue	$1,825	$1,661			$4,827	$4,487
Average Vehicles (in whole units)	527,900	495,000			509,800	489,300
Total revenue per unit (in whole dollars)	$3,457	$3,356			$9,468	$9,170
Number of months in period	3	3			9	9
Total RPU Per Month (in whole dollars)	$1,152	$1,119	3%		$1,052	$1,019	3%

Vehicle Utilization
Transaction Days (in thousands)	39,478	36,879			112,427	105,424
Average Vehicles (in whole units)	527,900	495,000			509,800	489,300
Number of days in period	92	92			273	273
Available Car Days (in thousands)	48,567	45,540			139,175	133,579
Vehicle Utilization(a)	81%	81%	30	bps	81%	79%	190	bps

Net Depreciation Per Unit Per Month
Depreciation of revenue earning vehicles and lease charges, net	$414	$455			$1,295	$1,478
Average Vehicles (in whole units)	527,900	495,000			509,800	489,300
Depreciation of revenue earning vehicles and lease charges, net divided by Average Vehicles (in whole dollars)	$784	$919			$2,540	$3,021
Number of months in period	3	3			9	9
Net Depreciation Per Unit Per Month (in whole dollars)	$261	$306	(15)%		$282	$336	(16)%

(a)	Calculated as Transaction Days divided by Available Car Days.

Supplemental Schedule VI (continued)
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATIONS OF KEY METRICS
REVENUE, UTILIZATION AND DEPRECIATION
Unaudited

International Rental Car

	Three Months Ended September 30,		Percent Inc/(Dec)		Nine Months Ended September 30,		Percent Inc/(Dec)
($ in millions, except where noted)	2018	2017			2018	2017
Total RPD
Revenues	$732	$728			$1,789	$1,683
Foreign currency adjustment(a)	20	6			9	71
Total Rental Revenue	$752	$734			$1,798	$1,754
Transaction Days (in thousands)	15,876	15,947			39,075	39,366
Total RPD (in whole dollars)	$47.37	$46.03	3%		$46.01	$44.56	3%

Total Revenue Per Unit Per Month
Total Rental Revenue	$752	$734			$1,798	$1,754
Average Vehicles (in whole units)	214,900	212,600			183,600	183,100
Total revenue per unit (in whole dollars)	$3,499	$3,452			$9,793	$9,579
Number of months in period	3	3			9	9
Total RPU Per Month (in whole dollars)	$1,166	$1,151	1%		$1,088	$1,064	2%

Vehicle Utilization
Transaction Days (in thousands)	15,876	15,947			39,075	39,366
Average Vehicles (in whole units)	214,900	212,600			183,600	183,100
Number of days in period	92	92			273	273
Available Car Days (in thousands)	19,771	19,559			50,123	49,986
Vehicle Utilization(b)	80%	82%	(120)	bps	78%	79%	(80)	bps

Net Depreciation Per Unit Per Month
Depreciation of revenue earning vehicles and lease charges, net	$128	$126			$342	$311
Foreign currency adjustment(a)	4	1			1	14
Adjusted depreciation of revenue earning vehicles and lease charges, net	$132	$127			$343	$325
Average Vehicles (in whole units)	214,900	212,600			183,600	183,100
Adjusted depreciation of revenue earning vehicles and lease charges, net divided by Average Vehicles (in whole dollars)	$614	$597			$1,868	$1,775
Number of months in period	3	3			9	9
Net Depreciation Per Unit Per Month (in whole dollars)	$205	$199	3%		$208	$197	6%

(a)	Based on December 31, 2017 foreign exchange rates.

(b)	Calculated as Transaction Days divided by Available Car Days.

Supplemental Schedule VI (continued)
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATIONS OF KEY METRICS
REVENUE, UTILIZATION AND DEPRECIATION
Unaudited

Worldwide Rental Car

	Three Months Ended September 30,		Percent Inc/(Dec)		Nine Months Ended September 30,		Percent Inc/(Dec)
($ in millions, except where noted)	2018	2017			2018	2017
Total RPD
Revenues	$2,584	$2,413			$6,694	$6,240
Ancillary retail vehicle sales revenue	(27)	(24)			(78)	(70)
Foreign currency adjustment(a)	20	6			9	71
Total Rental Revenue	$2,577	$2,395			$6,625	$6,241
Transaction Days (in thousands)	55,354	52,826			151,502	144,790
Total RPD (in whole dollars)	$46.55	$45.34	3%		$43.73	$43.10	1%

Total Revenue Per Unit Per Month
Total Rental Revenue	$2,577	$2,395			$6,625	$6,241
Average Vehicles (in whole units)	742,800	707,600			693,400	672,400
Total revenue per unit (in whole dollars)	$3,469	$3,385			$9,554	$9,282
Number of months in period	3	3			9	9
Total RPU Per Month (in whole dollars)	$1,156	$1,128	2%		$1,062	$1,031	3%

Vehicle Utilization
Transaction Days (in thousands)	55,354	52,826			151,502	144,790
Average Vehicles (in whole units)	742,800	707,600			693,400	672,400
Number of days in period	92	92			273	273
Available Car Days (in thousands)	68,338	65,099			189,298	183,565
Vehicle Utilization(b)	81%	81%	(20)	bps	80%	79%	120	bps

Net Depreciation Per Unit Per Month
Depreciation of revenue earning vehicles and lease charges, net	$542	$581			$1,637	$1,789
Foreign currency adjustment(a)	4	1			1	14
Adjusted depreciation of revenue earning vehicles and lease charges, net	$546	$582			$1,638	$1,803
Average Vehicles (in whole units)	742,800	707,600			693,400	672,400
Adjusted depreciation of revenue earning vehicles and lease charges, net divided by Average Vehicles (in whole dollars)	$735	$822			$2,362	$2,681
Number of months in period	3	3			9	9
Net Depreciation Per Unit Per Month (in whole dollars)	$245	$274	(11)%		$262	$298	(12)%
Note: Worldwide Rental Car represents U.S. Rental Car and International Rental Car segment information on a combined basis and excludes the All Other Operations segment, which is primarily comprised of the Company's Donlen leasing operations, and Corporate.

(a)	Based on December 31, 2017 foreign exchange rates.

(b)	Calculated as Transaction Days divided by Available Car Days.

NON-GAAP MEASURES AND KEY METRICS - DEFINITIONS AND USE

Hertz Global is the top-level holding company and The Hertz Corporation is Hertz Global's primary operating company (together, the "Company"). The term “GAAP” refers to accounting principles generally accepted in the United States of America.

Definitions of non-GAAP measures and key metrics are set forth below. Also set forth below is a summary of the reasons why management of the Company believes that the presentation of the non-GAAP financial measures included in the earnings release provide useful information regarding the Company's financial condition and results of operations and additional purposes for which management of the Company utilizes the non-GAAP measures. Non-GAAP measures should not be considered in isolation and should not be considered superior to, or a substitute for, financial measures calculated in accordance with GAAP.

NON-GAAP MEASURES

Adjusted Pre-Tax Income (Loss) and Adjusted Pre-tax Margin

Adjusted Pre-tax Income (Loss) is calculated as income (loss) before income taxes plus non-cash acquisition accounting charges, debt-related charges relating to the amortization and write-off of debt financing costs and debt discounts and premiums, goodwill, intangible and tangible asset impairments and write-downs, information technology and finance transformation costs, net income or loss attributable to noncontrolling interests and certain other miscellaneous or non-recurring items. Adjusted Pre-tax Income (Loss) is important to management because it allows management to assess operational performance of the Company's business, exclusive of the items mentioned above. It also allows management to assess the performance of the entire business on the same basis as the segment measure of profitability. Management believes it is important to investors for the same reasons it is important to management and because it allows them to assess the operational performance of the Company on the same basis that management uses internally. When evaluating the Company's operating performance, investors should not consider Adjusted Pre-tax Income (Loss) in isolation of, or as a substitute for, measures of the Company's financial performance, such as net income (loss) or income (loss) before income taxes. Adjusted Pre-tax Margin is Adjusted Pre-tax Income (Loss) divided by total revenues.

Adjusted Net Income (Loss)

Adjusted Net Income (Loss) is calculated as Adjusted Pre-tax Income (Loss) less a provision for income taxes derived utilizing a combined statutory rate. The combined statutory rate is management's estimate of the Company's long-term tax rate. Adjusted Net Income (Loss) is important to management and investors because it represents the Company's operational performance exclusive of the effects of purchase accounting, debt-related charges, net income or loss attributable to noncontrolling interests and certain other miscellaneous or non-recurring items that are not operational in nature or comparable to those of the Company's competitors.

Adjusted Diluted Earnings (Loss) Per Share ("Adjusted Diluted EPS")

Adjusted Diluted EPS is calculated as Adjusted Net Income (Loss) divided by the weighted average number of diluted shares outstanding for the period. Adjusted Diluted EPS is important to management and investors because it represents a measure of the Company's operational performance exclusive of the effects of purchase accounting adjustments, debt-related charges, income or loss attributable to noncontrolling interests and certain other miscellaneous or non-recurring items that are not operational in nature or comparable to those of the Company's competitors.

Adjusted Free Cash Flow

Adjusted Free Cash Flow is calculated as net cash provided by operating activities, including the change in restricted cash and cash equivalents related to vehicles, net revenue earning vehicle and capital asset expenditures and the net impact of vehicle financing activities. Adjusted Free Cash Flow is important to management and investors as it provides useful information about the amount of cash available for acquisitions and the reduction of non-vehicle debt. When evaluating the Company's liquidity, investors should not consider Adjusted Free Cash Flow in isolation of, or as a substitute for, a measure of the Company's liquidity as determined in accordance with GAAP, such as net cash provided by operating activities.

Earnings Before Interest, Taxes, Depreciation and Amortization (“Gross EBITDA”), Corporate EBITDA, Adjusted Corporate EBITDA and Adjusted Corporate EBITDA Margin

Gross EBITDA is defined as net income (loss) before net interest expense, income taxes and depreciation (which includes lease charges on revenue earning vehicles) and amortization. Corporate EBITDA, as presented herein, represents Gross EBITDA as adjusted for vehicle debt interest, vehicle depreciation and vehicle debt-related charges. Adjusted Corporate EBITDA, as presented herein, represents Corporate EBITDA as adjusted for income or loss attributable to noncontrolling interests and certain other miscellaneous or non-recurring items, as described in more detail in the accompanying schedules.

Management uses Gross EBITDA, Corporate EBITDA and Adjusted Corporate EBITDA as operating performance metrics for internal monitoring and planning purposes, including the preparation of the Company's annual operating budget and monthly operating reviews, as well as to facilitate analysis of investment decisions, profitability and performance trends. Further, Gross EBITDA enables management and investors to isolate the effects on profitability of operating metrics such as revenue, direct vehicle and operating expenses and selling, general and administrative expenses, which enables management and investors to evaluate the Company's business segments that are financed differently and have different depreciation characteristics and compare the Company's performance against companies with different capital structures and depreciation policies. We also present Adjusted Corporate EBITDA as a supplemental measure because such information is utilized in the determination of certain executive compensation.

Adjusted Corporate EBITDA Margin is calculated as the ratio of Adjusted Corporate EBITDA to total revenues and is used by the Compensation Committee to determine certain executive compensation, primarily in the form of PSUs.

Gross EBITDA, Corporate EBITDA, Adjusted Corporate EBITDA and Adjusted Corporate EBITDA Margin are not recognized measurements under GAAP. When evaluating the Company's operating performance, investors should not consider Gross EBITDA, Corporate EBITDA and Adjusted Corporate EBITDA in isolation of, or as a substitute for, measures of the Company's financial performance as determined in accordance with GAAP, such as net income (loss) or income (loss) before income taxes.

Fleet Growth

U.S. and International Rental Car segments Fleet Growth is defined as revenue earning vehicles expenditures, net of proceeds from disposals, plus vehicle depreciation and net vehicle financing which includes borrowings, repayments and the change in restricted cash associated with vehicles. Fleet Growth is important as it allows the Company to assess the cash flow required to support its investment in revenue earning vehicles.

Net Non-vehicle Debt

Net Non-vehicle Debt is calculated as non-vehicle debt as reported on the Company's balance sheet, excluding the impact of unamortized debt issue costs associated with non-vehicle debt, less cash and cash equivalents. Non-vehicle debt consists of the Company's Senior Term Loan, Senior RCF, Senior Notes, Senior Second Priority Secured Notes, Promissory Notes and certain other non-vehicle indebtedness of its domestic and foreign subsidiaries. Net Non-vehicle Debt is important to management and investors as it helps measure the Company's corporate leverage. Net Non-vehicle Debt also assists in the evaluation of the Company's ability to service its non-vehicle debt without reference to the expense associated with the vehicle debt, which is collateralized by assets not available to lenders under the non-vehicle debt facilities.

Net Vehicle Debt

Net Vehicle Debt is calculated as vehicle debt as reported on the Company's balance sheet, excluding the impact of unamortized debt issue costs associated with vehicle debt, less restricted cash associated with vehicles. Restricted cash associated with vehicle debt is restricted for the purchase of revenue earning vehicles and other specified uses under the Company's vehicle debt facilities and its vehicle rental like-kind exchange program. Net Vehicle Debt is important to management, investors and ratings agencies as it helps measure the Company's leverage with respect to its vehicle assets.

Total Net Debt

Total Net Debt is calculated as total debt, excluding the impact of unamortized debt issue costs, less total cash and cash equivalents and restricted cash associated with vehicle debt. Unamortized debt issue costs are required to be reported as a deduction from the carrying amount of the related debt obligation under GAAP. Management believes that eliminating the effects that these costs have on debt will more accurately reflect the Company's net debt position. Total Net Debt is important to management, investors and ratings agencies as it helps measure the Company's gross leverage.

KEY METRICS

Available Car Days

Available Car Days is calculated as Average Vehicles multiplied by the number of days in a period.

Average Vehicles ("Fleet Capacity" or "Capacity")

Average Vehicles is determined using a simple average of the number of vehicles in the fleet whether owned or leased by the Company at the beginning and end of a given period. Among other things, Average Vehicles is used to calculate Vehicle Utilization which represents the portion of the Company's vehicles that are being utilized to generate revenue.

Net Depreciation Per Unit Per Month

Net Depreciation Per Unit Per Month represents the amount of average depreciation expense and lease charges, net per vehicle per month and is calculated as depreciation of revenue earning vehicles and lease charges, net, with all periods adjusted to eliminate the effect of fluctuations in foreign currency exchange rates, divided by the Average Vehicles in each period and then dividing by the number of months in the period reported. Management believes eliminating the effect of fluctuations in foreign currency exchange rates is appropriate so as not to affect the comparability of underlying trends. This metric is important to management and investors as it is reflective of how the Company is managing the costs of its vehicles and facilitates in comparison with other participants in the vehicle rental industry.

Time and Mileage Revenue Per Transaction Day ("Time and Mileage pricing" or "T&M rate")

Time and Mileage Pricing is calculated as Total Rental Revenue less revenue from value-added services, such as charges to the customer for the fueling of vehicles, loss damage waivers, insurance products, supplemental equipment and other consumables, divided by the total number of Transaction Days. This metric is important to management and investors as it represents a measurement of the changes in base rental fees, which comprise the majority of the Company’s Total RPD.

Total Rental Revenue

Total Rental Revenue is calculated as total revenue less ancillary retail vehicle sales revenue, with all periods adjusted to eliminate the effect of fluctuations in foreign currency exchange rates. Management believes eliminating the effect of fluctuations in foreign currency exchange rates is appropriate so as not to affect the comparability of underlying trends.

Total Revenue Per Transaction Day ("Total RPD"or "RPD"; also referred to as "pricing")

Total RPD is calculated as Total Rental Revenue divided by the total number of Transaction Days. This metric is important to management and investors as it represents a measurement of the changes in underlying pricing in the vehicle rental business and encompasses the elements in vehicle rental pricing that management has the ability to control.

Total Revenue Per Unit Per Month ("Total RPU" or "Total RPU Per Month")

Total RPU Per Month is calculated as Total Rental Revenue divided by the Average Vehicles in each period and then dividing by the number of months in the period reported. This metric is important to management and investors as it provides a measure of revenue productivity relative to fleet capacity, or asset efficiency.

Transaction Days ("Days"; also referred to as "volume")

Transaction Days, also known as volume, represent the total number of 24-hour periods, with any partial period counted as one Transaction Day, that vehicles were on rent (the period between when a rental contract is opened and closed) in a given period. Thus, it is possible for a vehicle to attain more than one Transaction Day in a 24-hour period. This metric is important to management and investors as it represents the number of revenue generating days.

Vehicle Utilization ("Utilization")

Vehicle Utilization is calculated by dividing Transaction Days by Available Car Days. This metric is important to management and investors as it is the measurement of the proportion of vehicles that are being used to generate revenues relative to fleet capacity.